Exhibit 23.2

Consent of Independent Auditor

Inotiv, Inc.

West Lafayette, Indiana

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Inotiv, Inc. of our report dated December 23, 2021, relating to the consolidated financial statements of Envigo RMS Holding Corp. appearing in the Form 8-K/A of Inotiv, Inc. filed on December 23, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Woodbridge, New Jersey

December 23, 2021